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                                  EXHIBIT 99.5

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                                                        ^ DETACH ORDER FORM ^
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                             STOCK ORDER FROM                                            For Internal Use Only
                  PLEASE COMPLETE APPLICABLE SHADED AREAS           REC'D#_______ BATCH #_______  ORDER#______  CATEGORY#______
                             [LOGO] MONADNOCK
                         COMMUNITY BANCORP, INC.                    ORDER DEADLINE & DELIVERY: Stock Order Forms, properly
                                                                    completed and with full payment, must be received
                         Stock Information Center                   (not postmarked) by 10 am, EDT, on ________, 2004. Stock
                                                                    Order Forms can be delivered by using the enclosed reply
                 One Jaffrey Road, Peterborough, NH 03458           envelope, or by hand or overnight delivery to the Stock
                   QUESTIONS? Call us at (603) 924-1257             Information Center. Please read important instructions on
                   9:00 am to 4:00 pm, Monday to Friday             the reverse side as you complete this form. Faxes or
                                                                    copies of this form will not be accepted. Each Stock Order
                                                                    Form will generate one stock certificate (subject to the
                                                                    allocation provisions described in the Prospectus).
------------------------------------------------------------------------------------------------------------------------------------
(1) NUMBER OF SHARES                   (2) TOTAL AMOUNT DUE       (5) PURCHASER INFORMATION
   (25 SHARE MINIMUM)
    ----------------  PRICE PER SHARE  --------------------       Check the one box that applies, as of the earliest date, to the
                        x $8.00 =     $                .00        purchaser(s) listed in Section 6 below.
    ----------------                   --------------------
--------------------------------------------------------------    a. / / Purchaser(s) listed below had a minimum of $50 on deposit
(3) METHOD OF PAYMENT - CHECK OR MONEY ORDER                             at Monadnock Community Bank on December 31, 2002.

Enclosed is a check or money order     --------------------
made payable to MONADNOCK COMMUNITY   $                .00        b. / / Box (a) above does not apply, however, purchaser(s) listed
BANCORP, INC. in the amount of:        --------------------              below had a minimum of $50 on deposit at Monadnock
                                                                         Community Bank on March 31, 2004.
No cash or wire transfers will be accepted.
Checks will be cashed upon receipt.                               c. / / Boxes (a) and (b) above do not apply, however purchaser(s)
                                                                         listed below had deposit account(s) at Monadnock Community
--------------------------------------------------------------           Bank on ________, 2004
(4) METHOD OF PAYMENT - WITHDRAWAL
The undersigned authorizes withdrawal from the Monadnock          d. / / None of the above apply to the purchaser(s) listed below.
Community Bank deposit account(s) listed below. There will be            (Community Offering)
no early withdrawal penalty applicable for funds authorized on    ------------------------------------------------------------------
this form. Funds designated for withdrawal must be in the
account(s) listed at the time this stock order form is                        ACCOUNT INFORMATION - SUBSCRIPTION OFFERING
received. MONADNOCK COMMUNITY BANK IRA ACCOUNTS MAY NOT BE
LISTED FOR DIRECT WITHDRAWAL BELOW.

------------------------- -------------------- -----------------        ---------------------------------------------------------
                                                  WITHDRAWAL
  FOR INTERNAL USE ONLY     ACCOUNT NUMBER(S)      AMOUNT(S)
------------------------- -------------------- -----------------
                                                $           .00
------------------------- -------------------- -----------------
                                                $           .00
------------------------- -------------------- -----------------
                                                $           .00
------------------------- -------------------- -----------------
                           TOTAL WITHDRAWAL
                                ACCOUNT         $           .00
                                               -----------------
----------------------------------------------------------------
o Please review the preprinted account information listed to the right. The account(s) listed correspond to the account title
  (ownership) printed on the top left of this form. There will be more than one account listed if you had more than one
  account with this title.                                              ---------------------------------------------------------
----------------------------------------------------------------
----------------------------------------------------------------
o  Note that the pre-printed list may not include all eligible accounts, or even all account(s) as of the earliest of the
   three Subscription Offering eligiblity dates.                  ACCOUNT TITLE (NAMES ON ACCOUNTS)              ACCOUNT NUMBER
o  You should list in the box to the right any other Monadnock    ------------------------------------------- ---------------------
   Community Bank account numbers owned by the purchaser(s)
   listed in Section 6 of this from. List the account(s) owned    ------------------------------------------- ---------------------
   on the eligibility date indicated (box (a), (b) or (c) in
   Section 5).                                                    ------------------------------------------- ---------------------
----------------------------------------------------------------
o  Not listing all eligible deposit accounts, or providing        ------------------------------------------- ---------------------
   incorrect or incomplete information, could result in the loss
   of all or part of any share allocation.                        ------------------------------------------- ---------------------
------------------------------------------------------------------------------------------------------------------------------------
(6) STOCK REGISTRATION Please PRINT clearly and provide all information requested. If purchasing in the Subscription Offering (i.e., you checked box (a), (b) or (c) in Section 5 of this form), stock must be registered only in the name(s) of the eligible depositor(s). Adding the name(s) of other persons who are not owners with you on your qualifying account(s), or who were owners at a later eligibility date, will result in the loss of your subscription rights.

--------------------------------------------------------------------------------  --------------------------------------------------

--------------------------------------------------------------------------------  --------------------------------------------------
First Name, Middle Initial, Last Name                                             Social Security No./Tax ID No. (to be used for
                                                                                  reporting purposes)
--------------------------------------------------------------------------------  --------------------------------------------------

--------------------------------------------------------------------------------  --------------------------------------------------
First Name, Middle Initial, Last Name                                             Social Security No./Tax ID No.
--------------------------------------------------------------------------------  --------------------------------------------------

--------------------------------------------------------------------------------  --------------------------------------------------
Street                                                                            Daytime Phone Number
---------------------------------------------------  -----------   ------------   --------------------------------------------------

---------------------------------------------------  -----------   ------------   --------------------------------------------------
City                                                 State         Zip            Evening Phone Number
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(7) FORM OF STOCK OWNERSHIP

[ ] Individual         [ ] Joint Tenants    [ ] Tenants in Common     [ ] Uniform Transfer to Minors Act
[ ] Corporation        [ ] Partnerhip       [ ] Other ___________
------------------------------------------------------------------------------------------------------------------------------------

FOR SELF-DIRECTED IRAs ONLY (see order form instructions on reverse side)

/ /  IRA           SSN of Beneficial Owner: ______-______-_________________
------------------------------------------------------------------------------------------------------------------------------------
(8) NASD AFFILIATION
/ /  Check here if you are a member of the National Association of Securities Dealers, Inc., a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or if you have an account in which an NASD member or person associated with an NASD member has a beneficial interest. I agree
     (i) not to sell, transfer or hypothecate the stock for a period of 90 days following issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of payment for the stock.
------------------------------------------------------------------------------------------------------------------------------------
(9)  Acknowledgment and Signature Please read the following acknowledgment carefully. I agree that after receipt by Monadnock
     Community Bancorp, Inc. this Stock Order Form may not be modified or withdrawn without Monadnock Community Bancorp, Inc.'s consent, and that if withdrawal from a deposit account has been authorized above, the amount will not otherwise be available for withdrawal. Under penalty of perjury, I certify that (1) the Social Security or Tax ID Information and all other information provided hereon are true, correct and complete, (2) I AM PURCHASING SOLELY FOR MY OWN ACCOUNT, AND THERE IS NO
     AGREEMENT OR UNDERSTANDING REGARDING THE SALE OR TRANSFER OF THE SHARES, OR MY RIGHT TO SUBSCRIBE FOR SHARES, and (3) I am
     not subject to backup withholding tax. [Cross out (3) if you have been notified by the IRS that you are subject to backup withholding.] I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK ARE NOT A DEPOSIT OR ACCOUNT AND ARE NOT FEDERALLY INSURED, AND
     ARE NOT GUARANTEED BY MONADNOCK COMMUNITY BANCORP, INC. OR BY THE FEDERAL GOVERNMENT. If anyone asserts that the common stock is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Regional Director of the
     Office of Thrift Supervision's Northeast Regional Office at (201) 413-1000. I further certify that, before purchasing the common stock of Monadnock Community Bancorp, Inc., I received the Prospectus dated ______________, 2004. The Prospectus that
     I received contains disclosure concerning the nature of the common stock being offered and describes the risks involved in the investment, beginning on page __ in the section entitled "Risk Factors". Subscription rights pertain to those eligible to subscribe in the Subscription Offering. Federal regulations prohibit any person from transferring, or entering into an agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Monadnock Community Bancorp, Inc. will pursue any and all legal and equitable remedies in the event management becomes aware of the transfer of subscription rights. Management will not honor orders known to involve such transfer.

                         ------------------------> ORDER NOT VALID UNLESS SIGNED <---------------------------

ONE SIGNATURE REQUIRED, UNLESS SECTION (4) OF THIS FORM INCLUDES ACCOUNTS REQUIRING MORE THAN ONE SIGNATURE TO AUTHORIZE WITHDRAWAL.
                         IF SIGNING AS A CUSTODIAN, CORPORATE OFFICER, ETC. PLEASE INCLUDE YOUR FULL TITLE.

-------------------------------------------------------------          -------------------------------------------------------------


-------------------------------------------------------------          -------------------------------------------------------------
Signature (title, if applicalbe)                       (Date)          Signature (title, if applicalbe)                       (Date)

QUESTIONS? See the reverse side of this form, or call our Stock Information Center at (603) 924-1257, Monday through Friday from
9:00 a.m. to 4:00 p.m., Eastern Daylight Time.
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                                                 MONADNOCK COMMUNITY BANCORP, INC.
                                                   STOCK ORDER FORM INSTRUCTIONS

SECTIONS (1) AND (2) - NUMBER OF SHARES AND TOTAL PAYMENT DUE. Fill in the number of shares that you wish to purchase and the Total
Payment Due. Calculate the Total Payment Due by multiplying the number of shares by the $8.00 price per share. The minimum purchase is 25 shares. As more fully described in the Prospectus, the maximum that may be requested in all categories of the offering combined is $70,000 (8,750 shares). This maximum limit applies to any individual, individuals exercising subscription rights through a single joint account, or accounts registered to the same address, and to a person together with associates or persons acting in concert. By signing this form, you are certifying that your order does not conflict with these purchase limitations.

SECTION (3) - PAYMENT BY CHECK OR MONEY ORDER. Payment may be made by check, bank check or money order payable to Monadnock
Community Bancorp, Inc.. These will be cashed upon receipt. Indicate the amount remitted. Your funds will earn interest at Monadnock
Community Bank's regular savings account rate until the offering is completed. You may not remit a Monadnock Community Bank line of credit check or a third party check.

SECTION (4) - PAYMENT BY ACCOUNT WITHDRAWAL. Payment may be made by authorizing withdrawal from Monadnock Community Bank deposit accounts. Indicate the Monadnock Community Bank account number(s) and amount(s) you are authorizing in the box provided. Funds designated for withdrawal must be in account(s) listed at the time this stock order form is received. Funds will not be withdrawn prior to completion of the offering, but upon receipt of your order, a hold will be placed on the funds designated on this form, making the amount(s) otherwise unavailable to you. You will continue to earn interest within the account(s) at the contractual rate.
Note that you may not designate Monadnock Community Bank IRA accounts for direct withdrawal on this form. For IRA guidance, please contact the Stock Information Center at least two weeks prior to the offering deadline.

SECTION (5) -- PURCHASER INFORMATION. Please check the one box that applies to the purchaser(s) listed in Section 6 of this form.
Boxes (a) through (c) refer to orders placed in the Subscription Offering. Review the preprinted account numbers, and add any other deposit account numbers that the purchaser(s) may have had ownership in as of the applicable eligibility date. Include all forms of account ownership (individual, joint, IRA, etc.) If purchasing shares for a minor, list only the minor's eligible accounts. If purchasing shares for a corporation or partnership, list only those entities' eligible accounts. Attach a separate page, if necessary. FAILURE TO COMPLETE THIS SECTION, OR PROVIDING INCORRECT OR INCOMPLETE INFORMATION, COULD RESULT IN A LOSS OF PART OR ALL
OF YOUR SHARE ALLOCATION IN THE EVENT OF AN OVERSUBSCRIPTION. Box (d) applies to a Community Offering, if held. See "The
Reorganization and Stock Offering" section of the Prospectus for further details about the Subscription Offering and Community
Offering, and the method for allocating shares in the event of an oversubscription.

SECTION (6) - STOCK REGISTRATION. Clearly PRINT the name(s) in which you want the shares registered, and the mailing address for all correspondence related to this order, including a stock certificate if applicable. Each Stock Order Form will generate one stock certificate, subject to the allocation provisions described in the Prospectus. IMPORTANT: If you checked boxes (a), (b) or (c) in
Section 5 of this form, you may not add the name(s) of other persons who are not owners with you on your qualifying account(s), or who were owners at a later eligibility date. Doing so will result in the loss of your subscription rights. A Social Security or Tax
ID Number must be provided. The first number listed will be identified with the stock certificate for tax reporting purposes.
Listing at least one phone number is important, in the event we need to contact you about this form.

SECTION (7) - FORM OF STOCK OWNERSHIP. For reasons of clarity and standardization, the stock transfer industry has developed uniform stockholder registrations for issuance of stock certificates. Beneficiaries may not be named on stock registration. If you have any questions on wills, estates, beneficiaries, etc., please consult your legal advisor. When registering stock, do not use two initials
-- use full first name, middle initial, and last name. Omit words that do not affect ownership such as "Dr.", "Mrs.", etc. Check the one box that applies.

        BUYING STOCK INDIVIDUALLY - Used when shares are registered in the name of only one owner. To qualify in the Subscription
        Offering, the purchaser named in Section 6 of this form must have had an eligible account at Monadnock Community Bank on either December 31, 2002, March 31, 2004, or _____, 2004.

        BUYING STOCK JOINTLY:

        JOINT TENANTS -- Joint Tenancy (with Right of Survivorship) may be specified to identify two or more owners where ownership is intended to pass automatically to the surviving tenant(s). All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 6 of this form must have had an eligible account at
        Monadnock Community Bank on the same eligibility date (either December 31, 2002, March 31, 2004, or _____, 2004).

        TENANTS IN COMMON -- May be specified to identify two or more owners where, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All owners must agree to the transfer or sale of shares. To qualify in the Subscription Offering, all purchasers named in Section 6 of this form must have had had an eligible account at Monadnock Community Bank on the same eligibility date (either December 31, 2002, March
        31, 2004, or _____, 2004).

        BUYING STOCK FOR A MINOR -- Shares may be held in the name of a custodian for a minor under the Uniform Transfer to Minors
        Act. To qualify in the Subscription Offering, the minor (not the custodian) named in Section 6 of this form must have had had an eligible account at Monadnock Community Bank on either December 31, 2002, March 31, 2004, or _____, 2004. The
        standard abbreviation for Custodian is CUST, while the Uniform Transfer to Minors Act is UTMA, followed by the state abbreviations. For example, stock held by John Smith as custodian for Susan Smith under the New Hampshire Uniform Transfer to Minors Act, should be registered as John Smith, CUST Susan Smith UTMA-NH (list only the minor's social security number).

        BUYING STOCK FOR A CORPORATION/PARTNERSHIP -- On the first name line, indicate the name of the corporation or partnership and indicate that entity's Tax ID Number for reporting purposes. To qualify in the Subscription Offering, the corporation or partnership listed in Section 6 of this form must have had an eligible account at Monadnock Community Bank on either
        December 31, 2002, March 31, 2004, or _____, 2004.

        BUYING STOCK IN A TRUST/FIDUCIARY CAPACITY -- Indicate the name of the fiduciary and the capacity under which they are acting (for example, "Executor"), or the name of the trust, the trustees, and the date of the trust. Indicate the Tax ID
        Number to be used for reporting purposes. To qualify in the Subscription Offering, the entity listed in Section 6 of this form must have had an eligible account at Monadnock Community Bank on either December 31, 2002, March 31, 2004, or _____,
        2004.

        BUYING STOCK IN A SELF-DIRECTED IRA [FOR BROKER USE ONLY] -- Registration should reflect the custodian or trustee firm's registration requirements. For example, on the first name line indicate the name of the brokerage firm, followed by CUST or
        TRUSTEE. On the second name line, indicate the name of the beneficial owner (for example, "FBO JOHN SMITH IRA"). You can indicate an account number or other identifying information, and the firm's address and department to which all correspondence should be mailed, including a stock certificate. Indicate the Tax ID Number under which the firm's IRAs are reported.

SECTION (8) - NASD AFFILIATION. Check the box if applicable.

SECTION (9) - ACKNOWLEDGMENT AND SIGNATURE. Sign and date this form where indicated. Before you sign, please carefully review the information you provided and read the acknowledgment. Only one signature is required, unless any account(s) listed in Section 4 of this form requires more than one signature to authorize a withdrawal. Deliver your completed Stock Order Form, with full payment (or withdrawal authorization), so that it is received (not postmarked) by 10:00 am, Eastern Daylight Time, on _____, 2004. Please review the Prospectus carefully before making an investment decision. We are not required to accept Stock Order Forms that are found to be deficient or incorrect, or that do not include proper payment and required signatures.

A POSTAGE-PAID REPLY ENVELOPE IS INCLUDED. IF SENDING VIA OVERNIGHT DELIVERY, OR FOR HAND-DELIVERY:

Monadnock Community Bank, Attn: Stock Information Center, One Jaffrey Road, Peterborough, NH 03458

QUESTIONS? Call our Stock Information Center at (603) 924-1257, Monday through Friday from 9:00 am to 4:00 pm, Eastern Daylight
Time.
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

LETTER TO MEMBERS ELIGIBLE TO VOTE

Dear Customer:

I am pleased to inform you that Monadnock Community Bank is reorganizing from a mutual savings bank into the mutual holding company corporate structure. Pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance, Monadnock Community Bancorp, Inc., our Bank's newly formed mid-tier parent company, is conducting its initial public stock offering. As a result, our organization will become partially publicly-owned.

AS AN ELIGIBLE DEPOSITOR OF THE BANK, YOU HAVE AN OPPORTUNITY, WITHOUT ANY OBLIGATION, TO PURCHASE SHARES OF COMMON STOCK, WITHOUT PAYING A SALES COMMISSION, BEFORE SHARES ARE OFFERED FOR SALE TO THE PUBLIC.

THE PROXY VOTE
--------------
The Plan has been conditionally approved by our regulators. We must also receive the approval of our depositors. YOUR VOTE IS VERY IMPORTANT. The enclosed Proxy Statement describes the Plan, including business reasons for the Reorganization. Please sign all of your enclosed proxy cards, and return them to us promptly using the green return envelope provided. You may receive more than one proxy card, depending on the ownership structure of your accounts at the Bank. There are no duplicate proxy cards. NOT RETURNING PROXY CARD(S) HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN. Please note that:

     o Your deposit accounts at the Bank will remain insured by the Federal Deposit Insurance Corporation up to the maximum legal limits.
     o The Reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services, with the same Board of Directors and staff.
     o The Reorganization is an internal corporate restructuring meant to give us added flexibility to better achieve future business goals. We will continue to operate as an independent, community-oriented bank.

THE STOCK OFFERING
------------------
Before making an investment decision, please review the enclosed Prospectus. If you are interested in purchasing shares of Monadnock Community Bancorp common stock, complete the enclosed Stock Order Form and return it in the white return envelope provided. STOCK ORDER FORMS, PROPERLY EXECUTED AND WITH FULL PAYMENT AT $8.00 PER SHARE, MUST BE RECEIVED (NOT POSTMARKED) PRIOR TO 10:00 A.M. EASTERN DAYLIGHT TIME, ON ________, 2004. Payment may be in the form of check, money order or authorization to withdraw funds (without early withdrawal penalty) from your Monadnock Community Bank deposit accounts.

After the offering concludes, Monadnock Community Bancorp's stock is expected to trade on the OTC Bulletin Board.

If you have questions regarding the offering, refer to the enclosed Prospectus and Questions & Answers Brochure. For questions regarding voting on the Plan, refer to the Proxy Statement. You may also call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a stockholder of Monadnock Community Bancorp, Inc., and I thank you for your continued support as a customer of our Bank.

Sincerely,

William M. Pierce, Jr.
President and Chief Executive Officer

THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                                   QUESTIONS?
              CALL OUR STOCK INFORMATION CENTER AT (603) 924-1257,
    FROM 9:00 A.M. TO 4:00 P.M. EASTERN DAYLIGHT TIME, MONDAY THROUGH FRIDAY
VS

LETTER TO CLOSED ACCOUNTS -- CAN BUY, NOT VOTE

Dear Friend:

I am pleased to inform you of an investment opportunity. Monadnock Community Bank is reorganizing from a mutual savings bank into the mutual holding company corporate structure. Pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance, Monadnock Community Bancorp, Inc., our Bank's newly formed mid-tier parent company, is conducting its initial public stock offering. As a result, our organization will become partially publicly-owned. AS AN ELIGIBLE DEPOSITOR OF MONADNOCK COMMUNITY BANK ON DECEMBER 31, 2002 OR MARCH 31, 2004, WHOSE ACCOUNT WAS CLOSED THEREAFTER, YOU HAVE A RIGHT, WITHOUT ANY OBLIGATION, TO PURCHASE SHARES OF COMMON STOCK, WITHOUT PAYING A SALES COMMISSION, BEFORE SHARES ARE OFFERED FOR SALE TO THE PUBLIC.

Before making an investment decision, please review the enclosed Prospectus. If you are interested in purchasing shares of Monadnock Community Bancorp common stock, complete the enclosed Stock Order Form and return it in the envelope provided. STOCK ORDER FORMS, PROPERLY EXECUTED AND WITH FULL PAYMENT AT $8.00 PER SHARE, MUST BE RECEIVED (NOT POSTMARKED) PRIOR TO 10:00 A.M. EASTERN DAYLIGHT TIME, ON _________, 2004.

After the offering concludes, Monadnock Community Bancorp's stock is expected to trade on the OTC Bulletin Board.

If you have questions regarding the offering, refer to the enclosed Prospectus and Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

Sincerely,


William M. Pierce, Jr.
President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                                   QUESTIONS?
              CALL OUR STOCK INFORMATION CENTER AT (603) 924-1257,
    FROM 9:00 A.M. TO 4:00 P.M. EASTERN DAYLIGHT TIME, MONDAY THROUGH FRIDAY
F

POTENTIAL INVESTOR LETTER (Community Offering)


Dear Friend:

I am pleased to inform you of an investment opportunity. Monadnock Community Bancorp, Inc., the newly formed mid-tier parent company of Monadnock Community Bank, is conducting its initial public stock offering. As a result, our organization will become partially publicly-owned.

Enclosed please find a Prospectus describing our organization and the stock offering. If you are interested in purchasing shares of Monadnock Community Bancorp common stock, complete the enclosed Stock Order Form and return it in the envelope provided. STOCK ORDER FORMS, PROPERLY EXECUTED AND WITH FULL PAYMENT AT $8.00 PER SHARE, MUST BE RECEIVED (NOT POSTMARKED) PRIOR TO 10:00 A.M. EASTERN DAYLIGHT TIME, ON _________, 2004. You will not be charged a sales commission.

After the offering concludes, Monadnock Community Bancorp's stock is expected to trade on the OTC Bulletin Board.

If you have questions regarding the offering, refer to the enclosed Prospectus and Questions & Answers Brochure, or call our Stock Information Center at the number shown below.

Sincerely,



William M. Pierce, Jr.
President and Chief Executive Officer




THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                                   QUESTIONS?
              CALL OUR STOCK INFORMATION CENTER AT (603) 924-1257,
    FROM 9:00 A.M. TO 4:00 P.M. EASTERN DAYLIGHT TIME, MONDAY THROUGH FRIDAY
C

"BLUE SKY" MEMBER LETTER - CAN VOTE, NOT BUY


Dear Customer:

I am pleased to inform you that Monadnock Community Bank is reorganizing from a mutual savings bank into the mutual holding company corporate structure. Pursuant to a Plan of Mutual Holding Company Reorganization and Stock Issuance, Monadnock Community Bancorp, Inc., our newly formed mid-tier parent company, is conducting its initial public stock offering. As a result, our organization will become partially publicly-owned.

The Plan has been conditionally approved by our regulators. We must also receive the approval of our depositors. YOUR VOTE IS VERY IMPORTANT. The enclosed Proxy Statement describes the Plan and business reasons for the Reorganization. Please sign all of your enclosed proxy cards, and return them to us promptly using the envelope provided. You may receive more than one proxy card, depending on the ownership structure of your accounts at the Bank. There are no duplicate proxy cards. NOT RETURNING PROXY CARD(S) HAS THE SAME EFFECT AS VOTING AGAINST THE PLAN.
PLEASE NOTE THAT:

     o Your deposit accounts at the Bank will remain insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits.

     o The Reorganization will not result in changes to the balance, interest rate or maturity of your deposit or loan accounts. You will continue to enjoy the same services, with the same Board of Directors and staff.

     o The Reorganization is an internal corporate restructuring meant to give us added flexibility to better achieve future business goals. We will continue to operate as an independent, community-oriented bank.

ALTHOUGH YOU MAY VOTE ON THE PLAN, WE REGRET THAT MONADNOCK COMMUNITY BANCORP IS UNABLE TO SELL ITS COMMON STOCK TO YOU BECAUSE THE SMALL NUMBER OF CUSTOMERS IN YOUR STATE MAKES REGISTRATION OR QUALIFICATION OF THE COMMON STOCK UNDER YOUR STATE SECURITIES LAWS PROHIBITIVELY EXPENSIVE OR OTHERWISE IMPRACTICAL. THEREFORE, WE HAVE NOT ENCLOSED A STOCK ORDER FORM.

If you have any questions about voting on the Plan, refer to the Proxy Statement or call our Information Center at the number shown below.

I thank you for your continued support as a customer of our Bank.

Sincerely,



William M. Pierce, Jr.
President and Chief Executive Officer


THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


                                   QUESTIONS?
                 CALL OUR INFORMATION CENTER AT (603) 924-1257,
    FROM 9:00 A.M. TO 4:00 P.M. EASTERN DAYLIGHT TIME, MONDAY THROUGH FRIDAY
J

RYAN BECK "BROKER DEALER" LETTER -- RYAN BECK LETTERHEAD



Dear Sir/Madam:

At the request of Monadnock Community Bancorp, Inc., we are enclosing materials regarding the offering of Monadnock Community Bancorp common stock. We have included in the package a Prospectus and Questions & Answers Brochure describing the stock offering. Ryan Beck & Co., Inc. has been retained by Monadnock Community Bancorp as selling agent in connection with the stock offering.

We have been asked to forward these materials to you in view of certain regulatory requirements and the securities laws of your state.


Sincerely,

/s/ RYAN, BECK & CO.







THIS LETTER IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.


-----------------------------
NOTE: TO ACCOMPANY THE LETTER TO MEMBERS, LETTER TO CLOSED ACCOUNTS OR INVESTOR LETTER IN STATES WHERE THE OFFER MUST BE MADE BY A BROKER-DEALER.

BD

STOCK ORDER ACKNOWLEDGMENT LETTER

[imprinted with name & address of subscriber]


DATE
                           STOCK ORDER ACKNOWLEDGEMENT

This letter confirms receipt of your order to purchase shares of Monadnock Community Bancorp, Inc. common stock. Please review the following information carefully to verify that we have accurately recorded your order information. If any information does not agree with your records, please call our Stock Information Center at (603) 924-1257, from 9:00 a.m. to 4:00 p.m. Eastern Daylight Time, Monday through Friday. Refer to the batch and order number listed below when contacting the Stock Information Center.

--------------------------------------------------------------------------------
ORDER INFORMATION:
------------------

BATCH #:   _____
ORDER #: _____
NO. OF SHARES REQUESTED:  _________
OFFERING CATEGORY:  _____ (subject to verification; see descriptions below)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STOCK REGISTRATION:
-------------------

Name 1
Name 2
Name 3
Address 1
Address 2
City, State, Zip
Ownership Type:  ______
Social Security #/Tax ID#:  ___-__-____
--------------------------------------------------------------------------------

THIS LETTER ACKNOWLEDGES ONLY THAT YOUR ORDER AND PAYMENT HAVE BEEN RECEIVED. IT DOES NOT GUARANTEE THAT YOUR ORDER WILL BE FILLED, EITHER COMPLETELY OR PARTIALLY. SHARE ALLOCATION PROCEDURES AND PURCHASE LIMITATIONS ARE DESCRIBED IN THE PROSPECTUS DATED _______, 2004, STARTING ON PAGE __.

The offering period ends at 10:00 a.m., Eastern Daylight Time, on _____, 2004. We must receive final regulatory approval before stock certificates can be mailed and the newly issued shares can begin trading. Your patience is appreciated.

Thank you for your order,
MONADNOCK COMMUNITY BANCORP, INC.

--------------------------------------------------------------------------------
OFFERING CATEGORY DESCRIPTION:
   1. Depositors with a minimum of $50.00 on deposit on December 31, 2002;
   2. Employee Stock Ownership Plan;
   3. Depositors with a minimum of $50.00 on deposit on March 31, 2004;
   4. Depositors on May __, 2004;
   5. COMMUNITY OFFERING - Residents of Hillsborough and Cheshire Counties;
   6. COMMUNITY OFFERING - Persons not qualified in any of the above categories.


NOTE: PRINTED AND MAILED IN THE STOCK INFORMATION CENTER AFTER AN ORDER IS PROCESSED.

STOCK CERTIFICATE MAILING LETTER


Dear Stockholder:

I would like to welcome you as a stockholder of Monadnock Community Bancorp, Inc. A total of _______ shares were purchased by investors at $8.00 per share.

Your stock certificate is enclosed. Please review it to make sure the registration name and address are correct. If you find an error or have any questions about your certificate, please contact our Transfer Agent:


                                    BY MAIL:
                          Registrar & Transfer Company
                                10 Commerce Drive
                           Cranford, New Jersey 07016
                                       or
                                    BY PHONE:
                                 (800) 368-5948

If the original stock certificate must be forwarded for reissue, it is recommended that it be sent to the Transfer Agent by registered mail. If you change your address, please notify the Transfer Agent, so that you will continue to receive all stockholder communications.

IF YOU SUBMITTED A CHECK OR MONEY ORDER IN FULL OR PARTIAL PAYMENT FOR YOUR STOCK ORDER, you have received, or soon will receive, a check. It reflects interest at Monadnock Community Bank's regular savings account rate of ___%, calculated from the date your subscription funds were received until the date of the check mailed to you.

IF YOUR STOCK ORDER WAS TO BE PAID IN FULL OR IN PART BY AUTHORIZING A WITHDRAWAL FROM A MONADNOCK COMMUNITY BANK DEPOSIT ACCOUNT, the withdrawal necessary to pay for your shares has been made. Interest was earned at your account's contractual rate and was credited to your account through the date of withdrawal, _______, 2004.

Monadnock Community Bancorp, Inc. common stock trades on the OTC Bulletin Board, under the symbol "____".

Thank you for participating in our offering.

Sincerely,



William M. Pierce, Jr.
President and Chief Executive Officer

----------------------------------
NOTE: LETTER ASSUMES THE ORDER IS FILLED. THIS LETTER WILL BE TAILORED, IN THE EVENT OF OVERSUBSCRIPTION WITH ORDERS REMAINING UNFILLED. THE LETTER WILL BE PRINTED AND MAILED BY THE TRANSFER AGENT.

PROXYGRAM LETTER #1

This reminder note accompanies a proxy card and return envelope sent to high vote customers who did not promptly vote their initial proxy. For a second reminder, we will use the note on the next page.


                                 R E M I N D E R

                       PLEASE VOTE AND RETURN THE ENCLOSED
                       -----------------------------------
                                   PROXY CARD!
                                   -----------

        OUR RECORDS INDICATE THAT WE HAVE NOT RECEIVED THE PROXY CARD(S)
                     WE MAILED TO YOU [EARLIER THIS MONTH].

           FOR YOUR CONVENIENCE, WE ENCLOSE A REPLACEMENT PROXY CARD.

NOTE THAT:

o NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION AND STOCK ISSUANCE.

o IF YOU HAVE NOT YET VOTED, PLEASE VOTE THE ENCLOSED REPLACEMENT PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

o VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON STOCK DURING OUR OFFERING, NOR DOES IT AFFECT YOUR DEPOSIT ACCOUNTS OR LOANS.

o    YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PLAN OF REORGANIZATION.

      IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE
                 EACH PROXY CARD RECEIVED. NONE ARE DUPLICATES!

                                   QUESTIONS?
              PLEASE CALL OUR INFORMATION CENTER AT (603) 924-1257,
    MONDAY THROUGH FRIDAY, FROM 9:00 A.M. TO 4:00 P.M. EASTERN DAYLIGHT TIME

                         MONADNOCK COMMUNITY BANK [LOGO]
--------------
PG1 (ALL BLACK ON YELLOW)

PROXYGRAM LETTER #2


                           PLEASE VOTE AND RETURN THE
                           --------------------------
                              ENCLOSED PROXY CARD!
                              --------------------

            IF YOU ARE UNSURE WHETHER YOU VOTED THE PROXY CARD(S) WE
                    PREVIOUSLY MAILED TO YOU, PLEASE VOTE THE
                        ENCLOSED REPLACEMENT PROXY CARD.
                       YOUR VOTE CANNOT BE COUNTED TWICE!

                YOUR BOARD OF DIRECTORS HOPES THAT YOU VOTE "FOR"
      THE PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION AND STOCK ISSUANCE.

                    NOT VOTING HAS THE SAME EFFECT AS VOTING
                               "AGAINST" THE PLAN.

            VOTING DOES NOT OBLIGATE YOU TO PURCHASE SHARES OF COMMON
               STOCK DURING OUR OFFERING, NOR DOES IT AFFECT YOUR
                           DEPOSIT ACCOUNTS OR LOANS.

      IF YOU RECEIVE MORE THAN ONE OF THESE REMAINDER MAILINGS, PLEASE VOTE
                   EACH PROXY RECEIVED. NONE ARE DUPLICATES!

                                   THANK YOU!


                                   QUESTIONS?
             PLEASE CALL OUR INFORMATION CENTER, AT (603) 924-1257,
   MONDAY THROUGH FRIDAY, 9:00 A.M. TO 4:00 P.M. EASTERN DAYLIGHT SAVINGS TIME

                         MONADNOCK COMMUNITY BANK [LOGO]

----------
PG2 (all black on green)

TOMBSTONE NEWSPAPER ADVERTISEMENT - OPTIONAL



                       MONADNOCK COMMUNITY BANCORP [LOGO]
                  HOLDING COMPANY FOR MONADNOCK COMMUNITY BANK



                              UP TO 557,930 SHARES
                                  COMMON STOCK


                                 $8.00 PER SHARE
                                 PURCHASE PRICE




Monadnock Community Bancorp, Inc., newly organized to become the holding company of Monadnock Community Bank, is conducting its initial public offering of common stock.


THIS OFFERING EXPIRES AT 10:00 A.M. EASTERN DAYLIGHT TIME, ON ___________, 2004.


To receive a Prospectus, you may call or visit our Stock Information Center, open Monday through Friday, 9:00 a.m. to 4:00 p.m. The Center is located at Monadnock Community Bank, One Jaffrey Road, Peterborough. The Stock Information Center phone number is (603) 924-1257.



THIS ADVERTISEMENT IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

VOTE -- BRANCH LOBBY POSTER


                          HAVE YOU CAST YOUR VOTE YET?



We request our depositors to mail in their Proxy Card(s), voting on Monadnock Community Bank's Plan of Mutual Holding Company Reorganization and Stock Issuance.


The Plan of Reorganization will not result in changes to your account relationships with Monadnock Community Bank. Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits.



      Voting does not obligate you to purchase Monadnock Community Bancorp stock during the stock offering.

         Our directors hope you will join them in voting "FOR" the Plan.

                  PLEASE VISIT OUR INFORMATION CENTER (ON-SITE)
    IF YOU HAVE A QUESTION ABOUT VOTING OR BUYING STOCK DURING THE OFFERING.



                         MONADNOCK COMMUNITY BANK [LOGO]



THIS NOTICE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

STOCK CENTER




                                   LOOKING FOR



                          MONDANOCK COMMUNITY BANCORP'S



                            STOCK INFORMATION CENTER?





                       PLEASE CHECK WITH OUR RECEPTIONIST.

QUESTIONS & ANSWERS BROCHURE
THIS WILL BE INCLUDED IN THE OFFERING PACKAGE.


                 Q&A ABOUT OUR REORGANIZATION AND STOCK OFFERING

THE BOARD OF DIRECTORS OF MONADNOCK COMMUNITY BANK HAS UNANIMOUSLY APPROVED A PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION AND STOCK ISSUANCE. PURSUANT TO THE PLAN, THE BANK IS CHANGING ITS LEGAL FORM OF ORGANIZATION FROM A MUTUAL (MEANING NO STOCK OUTSTANDING) SAVINGS BANK TO A STOCK SAVINGS BANK. ADDITIONALLY, WE ARE FORMING TWO HOLDING COMPANIES. MONADNOCK COMMUNITY BANCORP, INC., A STOCK HOLDING COMPANY, WILL OWN ALL OF THE BANK'S OUTSTANDING STOCK. MONADNOCK MUTUAL HOLDING COMPANY, A MUTUAL HOLDING COMPANY, WILL OWN APPROXIMATELY 55% OF THE OUTSTANDING COMMON STOCK OF MONADNOCK COMMUNITY BANCORP, INC.; THE REMAINING 45% OF THE COMMON STOCK IS BEING OFFERED FOR SALE TO INVESTORS. BY ISSUING ONLY A MINORITY OF MONADNOCK COMMUNITY BANCORP'S COMMON STOCK TO THE PUBLIC, WE WILL PRESERVE OUR ABILITY TO REMAIN AN INDEPENDENT COMMUNITY-ORIENTED SAVINGS BANK.

BY IMPLEMENTING THE PLAN, WE WILL BE ORGANIZED IN THE STOCK FORM, A STRUCTURE WHICH IS USED BY MOST BUSINESS CORPORATIONS AND MANY SAVINGS BANKS. THIS BROCHURE ANSWERS QUESTIONS ABOUT THE CHANGE IN OUR CORPORATE STRUCTURE (THE "REORGANIZATION") AND THE OPPORTUNITY TO INVEST IN MONADNOCK COMMUNITY BANCORP, INC. COMMON STOCK (THE "OFFERING").

IF YOU HAVE FURTHER QUESTIONS, REFER TO THE ENCLOSED PROSPECTUS OR CALL OUR STOCK INFORMATION CENTER AT (603) 924-1257, MONDAY THROUGH FRIDAY, FROM 9:00 A.M. TO 4:00 P.M. EASTERN DAYLIGHT TIME.

INVESTMENT IN COMMON STOCK INVOLVES CERTAIN RISKS. INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS, INCLUDING THE SECTION ENTITLED "RISK FACTORS".


GENERAL -- THE REORGANIZATION
OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE REORGANIZATION IS IN THE BEST INTEREST OF OUR EMPLOYEES, CUSTOMERS AND THE COMMUNITIES WE SERVE.

Q. WHY IS THE BANK REORGANIZING?
   -----------------------------
A. The Reorganization, an internal restructuring, will allow us to better serve our customers and meet future business goals. The stock holding company corporate structure will give us increased operating flexibility, in order to continue to grow, compete with other financial institutions and take advantage of business opportunities. Proceeds that we raise from the sale of common stock in the Offering will be used for general corporate purposes, including lending programs and anticipated expansion through branching.

Q. WILL THE REORGANIZATION AFFECT CUSTOMERS' DEPOSIT ACCOUNTS OR LOANS?
   --------------------------------------------------------------------
A. No. The Reorganization will not affect the balance or terms of deposit or loan accounts, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum legal limits. Deposit accounts are not being converted to stock.

IT WILL BE BUSINESS AS USUAL. . . The Reorganization will not change our business relationships. We are not affiliating with another company. Our Bank's name is not changing. Our employees will continue to serve our customers, and our Board of Directors will continue to serve the Bank and will serve as the initial directors of our two new holding companies.

THE PROXY VOTE
--------------
We are soliciting our depositors as of May __, 2004, requesting their votes on the Plan of Reorganization. If you were a depositor on May __, 2004, you received a Proxy Statement and Proxy Card(s). The Proxy Statement, including the Question and Answers section, describes the Plan. If you have questions about voting, call our Stock Information Center.


THE STOCK OFFERING AND PURCHASING SHARES
----------------------------------------

Q. HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?
   ----------------------------------------------------
A. Monadnock Community Bancorp is offering between 358,594 and 485,156 shares at $8.00 per share, subject to increase to 557,930 shares.

Q. WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE SUBSCRIPTION OFFERING AND
   ----------------------------------------------------------------------
   COMMUNITY OFFERING?
   -------------------
A. By regulation, non-transferable rights to order shares of common stock in a SUBSCRIPTION OFFERING have been granted in the following order of eligibility priority:
    Priority #1 - Monadnock Community Bank depositors with a minimum of $50 on deposit on December 31, 2002.
    Priority #2 - Our Employee Stock Ownership Plan.
    Priority #3 - Depositors with a minimum of $50 on deposit on March 31, 2004. Priority #4 - Depositors on May __, 2004.

If all shares are not subscribed in the Subscription Offering, Monadnock Community Bancorp may choose to offer the shares in a Community Offering. The Community Offering, if any, may commence during the Subscription Offering or just after the Subscription Offering concludes. If a Community Offering is conducted, shares will be offered to the general public, with a preference given to natural persons residing in Hillsborough and Cheshire Counties, New Hampshire.

In the event orders are received for more shares than are available for sale in the Offering, shares will be allocated, as described below.

Q. IS MONADNOCK COMMUNITY BANK'S MANAGEMENT PURCHASING STOCK IN THE
   ----------------------------------------------------------------
   OFFERING?
   ---------
A. Yes. Our Board of Directors and executive officers (9 people) and their associates intend to purchase 61,700 shares ($493,600), which represents approximately 17% of the minimum number of shares offered for sale in the stock offering.

Q. IS IT POSSIBLE THAT I WILL NOT RECEIVE ANY SHARES?
   --------------------------------------------------
A. Yes. If we receive orders for more shares than we have available to sell, we will be required to allocate shares in the order of priority outlined under the headings "THE REORGANIZATION AND STOCK OFFERING - SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS AND - DIRECT COMMUNITY OFFERING", beginning on page __ of the Prospectus. If we are unable to fill your order, or can only fill your order in part, you will receive an appropriate refund, with interest. If you paid by check or money order, we will issue you a refund/interest check. If you paid by authorizing withdrawal from your Monadnock Community Bank deposit account(s), we will only withdraw the funds necessary to pay for the shares you receive. Unused funds, along with accrued interest, will remain in your account(s).

Q. HOW MAY I PURCHASE SHARES IN THE SUBSCRIPTION OFFERING?
   -------------------------------------------------------
A. Shares may only be purchased by completing a stock order form and returning it, with full payment or direct deposit account withdrawal authorization, so that it is received (not postmarked) by the Offering deadline, 10:00 a.m., Eastern Daylight Time, on ________, 2004. Delivery of a stock order form may be made by: (1) mail, using the reply envelope provided, (2) overnight delivery to the Stock Information Center address noted on the stock order form, or (3) hand-delivery to the Stock Information Center, located at Monadnock Community Bank

Q. MAY I CHANGE MY MIND AFTER I PLACE AN ORDER?
   --------------------------------------------
A. No. Your order may not be modified or withdrawn.

Q. AS AN ELIGIBLE DEPOSITOR, I MAY SUBSCRIBE FOR SHARES OF COMMON STOCK IN
   -----------------------------------------------------------------------
   THE SUBSCRIPTION OFFERING. ON THE STOCK ORDER FORM, MAY I REGISTER THE
   ----------------------------------------------------------------------
   SHARES IN SOMEONE ELSE'S NAME?
   ------------------------------
A. On the stock order form, registering shares in the names of others who were not owners with you on the eligibility date of your qualifying deposit account will result in loss of your subscription rights.

Q. HOW MAY I PAY FOR THE SHARES?
   -----------------------------
A. PAYMENT FOR SHARES CAN BE REMITTED IN TWO WAYS:
   (1) by personal check, bank check or money order payble to Monadnock Community Bancorp, Inc. These will be cashed immediately. Monadnock Community Bank line of credit checks and third party checks, however, may not be used as payment for shares.
   (2) by requesting withdrawal of funds from the types of Monadnock Community BANK DEPOSIT ACCOUNTS AUTHORIZED ON THE STOCK ORDER FORM SECTION ENTITLED "METHOD OF PAYMENT". THE AMOUNT(S) DESIGNATED BY YOU MUST BE AVAILABLE WITHIN YOUR ACCOUNT(S) AT THE TIME YOU SUBMIT THE STOCK ORDER FORM. A hold will be placed on the dollar amounts designated, and the funds will not be available to you during the Offering period. Monadnock Community Bank will waive early withdrawal penalties for certificate of deposit account funds designated for the purchase of shares in the Offering.

Q. WILL I EARN INTEREST ON MY FUNDS?
   ---------------------------------
A. Yes. If you pay by check or money order, you will earn interest at Monadnock Community Bank's regular savings account rate from the day we cash your payment until the completion of the Offering, when we will issue you a check for interest earned. If you pay for shares by authorizing a direct withdrawal from your Monadnock Community Bank deposit account, your funds will continue earning interest at the contractual rate, and the interest will remain in your account.

Q. ARE THERE LIMITS ON HOW MANY SHARES I CAN ORDER?
   ------------------------------------------------
A. Yes. The minimum order is 25 shares ($200). The maximum number of shares that may be purchased in all categories of the Offering combined, by one person, or one person with associates or persons acting in concert, is 8,750 shares ($70,000). More detail on purchase limits, including the definition of "associate" and "acting in concert", can be found on page __ and pages __ of the Prospectus.

Q. MAY I USE MY MONADNOCK COMMUNITY BANK LOAN OR LINE OF CREDIT TO PAY FOR
   -----------------------------------------------------------------------
   SHARES?
   -------
A. No. Monadnock Community Bank, by regulation, may not extend a loan or line of credit for the purchase of stock in the Offering.

Q. MAY I USE MY MONADNOCK COMMUNITY BANK IRA, OR AN IRA HELD ELSEWHERE, TO
   -----------------------------------------------------------------------
   PURCHASE THE SHARES?
   --------------------
A. You MIGHT be able to use IRA funds, however using them for this type of purchase requires special arrangements and additional processing time. If you are interested in using IRA funds held at Monadnock Community Bank or elsewhere, please call the Stock Information Center for assistance as soon as possible - preferably at least two weeks before the ________, 2004 order deadline. Your ability to use retirement funds may depend on timing constraints and, possibly, limitations imposed by the IRA trustee.

Q. CAN MONADNOCK COMMUNITY BANK STAFF HELP ME COMPLETE MY STOCK ORDER FORM?
   ------------------------------------------------------------------------
A. No. Our personnel may not, by law, assist you with investment-related questions. We have established a Stock Information Center to assist customers. The Stock Information Center, located at Monadnock Community Bank, is staffed with registered representatives. Visit them or call them at (800) ___-____. The Center is open Monday through Friday, from 9:00 a.m. to 4:00 p.m. Eastern Daylight Time.

Q. WILL THE STOCK BE INSURED BY THE FDIC?
   --------------------------------------
A. No. Stock cannot be insured.

Q. WILL DIVIDENDS BE PAID ON THE STOCK?
   ------------------------------------
A. Monadnock Community Bancorp currently does not intend to pay cash dividends. We intend to retain our earnings and the net proceeds of the Offering to support future growth. We may, however, determine to pay dividends in the future.

Q. WILL A COMMISSION BE CHARGED FOR THE PURCHASE OF SHARES?
   --------------------------------------------------------
A. All shares will be sold at a purchase price of $8.00 per share. No sales commission will be charged for the purchase of common stock in the Offering. After the shares begin to trade, if you purchase or sell shares through a brokerage or other firm offering investment services, sales commissions may be charged.

Q. HOW WILL MONADNOCK COMMUNITY BANCORP INC.'S SHARES BE TRADED?
   -------------------------------------------------------------
A. Upon completion of the Offering, the newly issued shares of common stock are expected to be quoted on the OTC Bulletin Board. As soon as possible after completion of the stock offering, investors will be mailed stock certificates. ALTHOUGH THE SHARES OF COMMON STOCK WILL HAVE BEGUN TRADING, BROKERAGE FIRMS MAY REQUIRE THAT YOU HAVE RECEIVED YOUR CERTIFICATE(S) PRIOR TO SELLING YOUR SHARES.

Due to the small size of the stock offering, an active and liquid trading market for Monadnock Community Bancorp's stock may not develop, and there can be no assurance that investors will be able to sell those shares at or above the $8.00 per share purchase price paid in the Offering.


WHERE TO GET MORE INFORMATION - STOCK INFORMATION CENTER
--------------------------------------------------------

Q. HOW CAN I GET MORE INFORMATION?
   -------------------------------
A. For assistance, you may call our Stock Information Center at (603) 924-1257 , from 9:00 a.m. to 4:00 p.m. Eastern Daylight Time, Monday through Friday.

THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

QUESTIONS & ANSWERS BROCHURE
THIS WILL BE INCLUDED IN THE OFFERING PACKAGE.


                 Q&A ABOUT OUR REORGANIZATION AND STOCK OFFERING

THE BOARD OF DIRECTORS OF MONADNOCK COMMUNITY BANK HAS UNANIMOUSLY APPROVED A PLAN OF MUTUAL HOLDING COMPANY REORGANIZATION AND STOCK ISSUANCE. PURSUANT TO THE PLAN, THE BANK IS CHANGING ITS LEGAL FORM OF ORGANIZATION FROM A MUTUAL (MEANING NO STOCK OUTSTANDING) SAVINGS BANK TO A STOCK SAVINGS BANK. ADDITIONALLY, WE ARE FORMING TWO HOLDING COMPANIES. MONADNOCK COMMUNITY BANCORP, INC., A STOCK HOLDING COMPANY, WILL OWN ALL OF THE BANK'S OUTSTANDING STOCK. MONADNOCK MUTUAL HOLDING COMPANY, A MUTUAL HOLDING COMPANY, WILL OWN APPROXIMATELY 55% OF THE OUTSTANDING COMMON STOCK OF MONADNOCK COMMUNITY BANCORP, INC.; THE REMAINING 45% OF THE COMMON STOCK IS BEING OFFERED FOR SALE TO INVESTORS. BY ISSUING ONLY A MINORITY OF MONADNOCK COMMUNITY BANCORP'S COMMON STOCK TO THE PUBLIC, WE WILL PRESERVE OUR ABILITY TO REMAIN AN INDEPENDENT COMMUNITY-ORIENTED SAVINGS BANK.

BY IMPLEMENTING THE PLAN, WE WILL BE ORGANIZED IN THE STOCK FORM, A STRUCTURE WHICH IS USED BY MOST BUSINESS CORPORATIONS AND MANY SAVINGS BANKS. THIS BROCHURE ANSWERS QUESTIONS ABOUT THE CHANGE IN OUR CORPORATE STRUCTURE (THE "REORGANIZATION") AND THE OPPORTUNITY TO INVEST IN MONADNOCK COMMUNITY BANCORP, INC. COMMON STOCK (THE "OFFERING").

IF YOU HAVE FURTHER QUESTIONS, REFER TO THE ENCLOSED PROSPECTUS OR CALL OUR STOCK INFORMATION CENTER AT (603) 924-1257, MONDAY THROUGH FRIDAY, FROM 9:00 A.M. TO 4:00 P.M. EASTERN DAYLIGHT TIME.

INVESTMENT IN COMMON STOCK INVOLVES CERTAIN RISKS. INVESTORS ARE URGED TO READ THE ACCOMPANYING PROSPECTUS, INCLUDING THE SECTION ENTITLED "RISK FACTORS".


GENERAL -- THE REORGANIZATION
OUR BOARD OF DIRECTORS HAS DETERMINED THAT THE REORGANIZATION IS IN THE BEST INTEREST OF OUR EMPLOYEES, CUSTOMERS AND THE COMMUNITIES WE SERVE.

Q. WHY IS THE BANK REORGANIZING?
   -----------------------------
A. The Reorganization, an internal restructuring, will allow us to better serve our customers and meet future business goals. The stock holding company corporate structure will give us increased operating flexibility, in order to continue to grow, compete with other financial institutions and take advantage of business opportunities. Proceeds that we raise from the sale of common stock in the Offering will be used for general corporate purposes, including lending programs and anticipated expansion through branching.

Q. WILL THE REORGANIZATION AFFECT CUSTOMERS' DEPOSIT ACCOUNTS OR LOANS?
   --------------------------------------------------------------------
A. No. The Reorganization will not affect the balance or terms of deposit or loan accounts, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation ("FDIC") up to the maximum legal limits. Deposit accounts are not being converted to stock.

IT WILL BE BUSINESS AS USUAL. . . The Reorganization will not change our business relationships. We are not affiliating with another company. Our Bank's name is not changing. Our employees will continue to serve our customers, and our Board of Directors will continue to serve the Bank and will serve as the initial directors of our two new holding companies.

THE PROXY VOTE
--------------
We are soliciting our depositors as of May __, 2004, requesting their votes on the Plan of Reorganization. If you were a depositor on May __, 2004, you received a Proxy Statement and Proxy Card(s). The Proxy Statement, including the Question and Answers section, describes the Plan. If you have questions about voting, call our Stock Information Center.


THE STOCK OFFERING AND PURCHASING SHARES
----------------------------------------

Q. HOW MANY SHARES ARE BEING OFFERED AND AT WHAT PRICE?
   ----------------------------------------------------
A. Monadnock Community Bancorp is offering between 358,594 and 485,156 shares at $8.00 per share, subject to increase to 557,930 shares.

Q. WHO IS ELIGIBLE TO PURCHASE STOCK DURING THE SUBSCRIPTION OFFERING AND
   ----------------------------------------------------------------------
   COMMUNITY OFFERING?
   -------------------
A. By regulation, non-transferable rights to order shares of common stock in a SUBSCRIPTION OFFERING have been granted in the following order of eligibility priority:
    Priority #1 - Monadnock Community Bank depositors with a minimum of $50 on deposit on December 31, 2002.
    Priority #2 - Our Employee Stock Ownership Plan.
    Priority #3 - Depositors with a minimum of $50 on deposit on March 31, 2004. Priority #4 - Depositors on May __, 2004.

If all shares are not subscribed in the Subscription Offering, Monadnock Community Bancorp may choose to offer the shares in a Community Offering. The Community Offering, if any, may commence during the Subscription Offering or just after the Subscription Offering concludes. If a Community Offering is conducted, shares will be offered to the general public, with a preference given to natural persons residing in Hillsborough and Cheshire Counties, New Hampshire.

In the event orders are received for more shares than are available for sale in the Offering, shares will be allocated, as described below.

Q. IS MONADNOCK COMMUNITY BANK'S MANAGEMENT PURCHASING STOCK IN THE
   ----------------------------------------------------------------
   OFFERING?
   ---------
A. Yes. Our Board of Directors and executive officers (9 people) and their associates intend to purchase 61,700 shares ($493,600), which represents approximately 17% of the minimum number of shares offered for sale in the stock offering.

Q. IS IT POSSIBLE THAT I WILL NOT RECEIVE ANY SHARES?
   --------------------------------------------------
A. Yes. If we receive orders for more shares than we have available to sell, we will be required to allocate shares in the order of priority outlined under the headings "THE REORGANIZATION AND STOCK OFFERING - SUBSCRIPTION OFFERING AND SUBSCRIPTION RIGHTS AND - DIRECT COMMUNITY OFFERING", beginning on page __ of the Prospectus. If we are unable to fill your order, or can only fill your order in part, you will receive an appropriate refund, with interest. If you paid by check or money order, we will issue you a refund/interest check. If you paid by authorizing withdrawal from your Monadnock Community Bank deposit account(s), we will only withdraw the funds necessary to pay for the shares you receive. Unused funds, along with accrued interest, will remain in your account(s).

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

Q. HOW MAY I PURCHASE SHARES IN THE SUBSCRIPTION OFFERING?
   -------------------------------------------------------
A. Shares may only be purchased by completing a stock order form and returning it, with full payment or direct deposit account withdrawal authorization, so that it is received (not postmarked) by the Offering deadline, 10:00 a.m., Eastern Daylight Time, on ________, 2004. Delivery of a stock order form may be made by: (1) mail, using the reply envelope provided, (2) overnight delivery to the Stock Information Center address noted on the stock order form, or (3) hand-delivery to the Stock Information Center, located at Monadnock Community Bank

Q. MAY I CHANGE MY MIND AFTER I PLACE AN ORDER?
   --------------------------------------------
A. No. Your order may not be modified or withdrawn.

Q. AS AN ELIGIBLE DEPOSITOR, I MAY SUBSCRIBE FOR SHARES OF COMMON STOCK IN
   -----------------------------------------------------------------------
   THE SUBSCRIPTION OFFERING. ON THE STOCK ORDER FORM, MAY I REGISTER THE
   ----------------------------------------------------------------------
   SHARES IN SOMEONE ELSE'S NAME?
   ------------------------------
A. On the stock order form, registering shares in the names of others who were not owners with you on the eligibility date of your qualifying deposit account will result in loss of your subscription rights.

Q. HOW MAY I PAY FOR THE SHARES?
   -----------------------------
A. PAYMENT FOR SHARES CAN BE REMITTED IN TWO WAYS:
   (1) by personal check, bank check or money order payble to Monadnock Community Bancorp, Inc. These will be cashed immediately. Monadnock Community Bank line of credit checks and third party checks, however, may not be used as payment for shares.
   (2) by requesting withdrawal of funds from the types of Monadnock Community BANK DEPOSIT ACCOUNTS AUTHORIZED ON THE STOCK ORDER FORM SECTION ENTITLED "METHOD OF PAYMENT". THE AMOUNT(S) DESIGNATED BY YOU MUST BE AVAILABLE WITHIN YOUR ACCOUNT(S) AT THE TIME YOU SUBMIT THE STOCK ORDER FORM. A hold will be placed on the dollar amounts designated, and the funds will not be available to you during the Offering period. Monadnock Community Bank will waive early withdrawal penalties for certificate of deposit account funds designated for the purchase of shares in the Offering.

Q. WILL I EARN INTEREST ON MY FUNDS?
   ---------------------------------
A. Yes. If you pay by check or money order, you will earn interest at Monadnock Community Bank's regular savings account rate from the day we cash your payment until the completion of the Offering, when we will issue you a check for interest earned. If you pay for shares by authorizing a direct withdrawal from your Monadnock Community Bank deposit account, your funds will continue earning interest at the contractual rate, and the interest will remain in your account.

Q. ARE THERE LIMITS ON HOW MANY SHARES I CAN ORDER?
   ------------------------------------------------
A. Yes. The minimum order is 25 shares ($200). The maximum number of shares that may be purchased in all categories of the Offering combined, by one person, or one person with associates or persons acting in concert, is 8,750 shares ($70,000). More detail on purchase limits, including the definition of "associate" and "acting in concert", can be found on page __ and pages __ of the Prospectus.

Q. MAY I USE MY MONADNOCK COMMUNITY BANK LOAN OR LINE OF CREDIT TO PAY FOR
   -----------------------------------------------------------------------
   SHARES?
   -------
A. No. Monadnock Community Bank, by regulation, may not extend a loan or line of credit for the purchase of stock in the Offering.

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

Q. MAY I USE MY MONADNOCK COMMUNITY BANK IRA, OR AN IRA HELD ELSEWHERE, TO
   -----------------------------------------------------------------------
   PURCHASE THE SHARES?
   --------------------
A. You MIGHT be able to use IRA funds, however using them for this type of purchase requires special arrangements and additional processing time. If you are interested in using IRA funds held at Monadnock Community Bank or elsewhere, please call the Stock Information Center for assistance as soon as possible - preferably at least two weeks before the ________, 2004 order deadline. Your ability to use retirement funds may depend on timing constraints and, possibly, limitations imposed by the IRA trustee.

Q. CAN MONADNOCK COMMUNITY BANK STAFF HELP ME COMPLETE MY STOCK ORDER FORM?
   ------------------------------------------------------------------------
A. No. Our personnel may not, by law, assist you with investment-related questions. We have established a Stock Information Center to assist customers. The Stock Information Center, located at Monadnock Community Bank, is staffed with registered representatives. Visit them or call them at (800) ___-____. The Center is open Monday through Friday, from 9:00 a.m. to 4:00 p.m. Eastern Daylight Time.

Q. WILL THE STOCK BE INSURED BY THE FDIC?
   --------------------------------------
A. No. Stock cannot be insured.

Q. WILL DIVIDENDS BE PAID ON THE STOCK?
   ------------------------------------
A. Monadnock Community Bancorp currently does not intend to pay cash dividends. We intend to retain our earnings and the net proceeds of the Offering to support future growth. We may, however, determine to pay dividends in the future.

Q. WILL A COMMISSION BE CHARGED FOR THE PURCHASE OF SHARES?
   --------------------------------------------------------
A. All shares will be sold at a purchase price of $8.00 per share. No sales commission will be charged for the purchase of common stock in the Offering. After the shares begin to trade, if you purchase or sell shares through a brokerage or other firm offering investment services, sales commissions may be charged.

Q. HOW WILL MONADNOCK COMMUNITY BANCORP INC.'S SHARES BE TRADED?
   -------------------------------------------------------------
A. Upon completion of the Offering, the newly issued shares of common stock are expected to be quoted on the OTC Bulletin Board. As soon as possible after completion of the stock offering, investors will be mailed stock certificates. ALTHOUGH THE SHARES OF COMMON STOCK WILL HAVE BEGUN TRADING, BROKERAGE FIRMS MAY REQUIRE THAT YOU HAVE RECEIVED YOUR CERTIFICATE(S) PRIOR TO SELLING YOUR SHARES.

Due to the small size of the stock offering, an active and liquid trading market for Monadnock Community Bancorp's stock may not develop, and there can be no assurance that investors will be able to sell those shares at or above the $8.00 per share purchase price paid in the Offering.


WHERE TO GET MORE INFORMATION - STOCK INFORMATION CENTER
--------------------------------------------------------

Q. HOW CAN I GET MORE INFORMATION?
   -------------------------------
A. For assistance, you may call our Stock Information Center at (603) 924-1257 , from 9:00 a.m. to 4:00 p.m. Eastern Daylight Time, Monday through Friday.

THIS BROCHURE IS NEITHER AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY COMMON STOCK. THE OFFER IS MADE ONLY BY THE PROSPECTUS. THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.











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